                                                                   EXHIBIT 10.21

                           YANKEE ENERGY SYSTEM, INC.

                   1996 LONG-TERM INCENTIVE COMPENSATION PLAN
                            Amended October 27, 1998


SECTION 1.  PURPOSE.
            -------

     The purposes of the 1996 Long-Term Incentive Compensation Plan (the "Plan") are (i) to attract and retain outstanding executives in key management portions of Yankee Energy System, Inc. (the "Company"), its parent (if any) and any subsidiaries of the Company (collectively the "Related Corporations"), (ii) to promote the achievement of long-term corporate goals through the use of performance-based incentives, (iii) to create parallel interests between executives and shareholders by providing for some portion of executive compensation in the form of common stock, and (iv) to reward performance and to foster Company identification on the part of key middle managers.

     The Plan will provide a means whereby officers, executive and managerial employees of the Company and any Related Corporations may (a) purchase stock in the Company pursuant to options which qualify as "incentive stock options" ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (b) purchase stock in the Company pursuant to options granted hereunder which do not qualify as Incentive Stock Options ("Non-Qualified Options"); (c) may be awarded stock in the Company ("Awards"); and (d) may receive stock appreciation rights ("SARs"). Both Incentive Stock Options and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation" as those terms are defined in Section 424 of the Code. Options, Awards and SARs are referred to hereafter individually as a "Plan Benefit" and collectively as "Plan Benefits." Officers, executive and managerial employees of the Company and any Related Corporations are referred to herein as "Participants."


SECTION 2.  ADMINISTRATION.
            --------------

     2.1    BOARD OF DIRECTORS AND THE COMMITTEE.
            ------------------------------------

     The Plan will be administered by the Board of Directors of the Company whose construction and interpretation of the terms and provisions hereof shall be final and conclusive. The Board of Directors may in its sole discretion grant Options, issue shares upon exercise of such Options, grant Awards and grant SARs all as provided in the Plan. The Board of Directors shall have authority, subject to the express provisions of the Plan, to construe the Plan and its related agreements, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Option, Award and SAR agreements, which need not be identical, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director shall be liable for any action or determination made in good faith. The Board of Directors may delegate any or all of its powers under the Plan to the Organization and Compensation Committee or other Committee (the "Committee") appointed by the Board of Directors consisting of at least two members of the Board of Directors, who shall serve at the discretion of the Board of Directors. If Plan Benefits are to be approved solely by the Committee, the members of the Committee shall at all times be: (i) "outside directors" as that term is defined in Treas. Reg. (S)1.162-27(e)(3) (or any successor regulation); and (ii) "non-employee directors" within the meaning of Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such terms are interpreted from time to time. If the Committee is so appointed, all references to the Board of Directors herein shall mean and relate to such Committee, unless the context otherwise requires.

     2.2    COMPLIANCE WITH SECTION 162(M) OF THE CODE.
            ------------------------------------------

     Section 162(m) of the Code generally limits the tax deductibility to publicly held companies of compensation in excess of $1,000,000 paid to certain "covered employees" ("Covered Employees"). It is the Company's intention to preserve the deductibility of such compensation to the extent it is reasonably practicable and to the extent it is consistent with the Company's compensation objectives. For purposes of this Plan, Covered Employees of the Company shall be those employees of the Company described in Section 162(m)(3) of the Code.


SECTION 3.  ELIGIBILITY.
            -----------

     3.1    INCENTIVE STOCK OPTIONS.
            -----------------------

     Participants shall be eligible to receive Incentive Stock Options pursuant to the Plan; provided that no Participant shall be granted any Incentive Stock Option under the Plan who, at the time such Option is granted, owns, directly or indirectly, Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Related Corporations, unless the requirements of Section 6.6(b) hereof are satisfied.
In determining whether this 10% threshold has been reached, the stock attribution rules of Section 424(d) of the Code shall apply.

     3.2    NON-QUALIFIED OPTIONS, AWARDS AND SARS.
            --------------------------------------

     Non-Qualified Options, Awards and SARs may be granted to any Participant, subject to Section 8 with respect to Annual Incentive Awards and Section 9 with respect to Long-Term Incentive Awards.

     3.3    GENERALLY.
            ---------

     The Board of Directors may take into consideration a Participant's individual circumstances in determining whether to grant Plan Benefits. Granting of Plan Benefits for any individual shall neither entitle that individual to, nor disqualify that individual from, participation in any other grant of Plan Benefits.

     3.4    STOCK OWNERSHIP GUIDELINES POLICY.
            ---------------------------------

     Compliance with the Company's Stock Ownership Guidelines Policy, as adopted by the Board of Directors on September 23, 1997 and as amended from time to time, is required in order to be eligible to receive Plan Benefits. Noncompliance with the Stock Ownership Guidelines Policy will result in the suspension of eligibility of the Participant for awards of Plan Benefits; provided, however, that prior awards of Plan Benefits (whether or not vested) and eligibility for Awards under Section 8 or Section 9 if the Participant was in compliance at the beginning of the fiscal year or Performance Cycle, as the case may be, shall not be affected by noncompliance.


SECTION 4.  STOCK SUBJECT TO PLAN.
            ---------------------

     Subject to adjustment as provided in Sections 11 and 12 hereof, the stock to be offered under the Plan shall consist of shares of the Company's Common Stock, $5.00 par value, (the "Common Stock") and the maximum number of shares which will be reserved for issuance, and in respect of which Plan Benefits may be granted pursuant to the provisions of the Plan, shall not exceed in the aggregate five hundred twenty-two thousand four hundred seventy seven (522,477) shares. Such shares may be authorized and unissued shares, treasury shares or shares purchased on the open market. If an Option or SAR granted hereunder shall expire or terminate for any reason without having been exercised in full, or if the Company shall reacquire any unvested shares issued pursuant to Awards, any such shares so reacquired shall again be available for subsequent grants of Plan Benefits under the Plan. Stock issued pursuant to the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board of Directors.


SECTION 5.  GRANTING OF PLAN BENEFITS.
            -------------------------

     Plan Benefits may be granted under the Plan at any time after adoption of the Plan by the Board of Directors and prior to October 22, 2006; provided, however, that nothing in the Plan shall be construed to obligate the Company to grant Plan Benefits to a Participant or anyone claiming under or through a Participant. The date of grant of Plan Benefits under the Plan will be the date specified by the Board of Directors at the time the Board of Directors grants such Plan Benefits; provided, however, that such date shall not be prior to the date on which the Board of Directors takes such action. The Board of Directors shall have the right, with the consent of a Participant, to convert an Incentive Stock Option granted under the Plan to a Non-Qualified Option pursuant to
Section 6.7. Plan Benefits may be granted alone or in addition to other grants under the Plan.


SECTION 6.  SPECIAL PROVISIONS APPLICABLE TO OPTIONS AND SARS.
            -------------------------------------------------

     6.1    PURCHASE PRICE AND SHARES SUBJECT TO OPTIONS AND SARS.
            -----------------------------------------------------

            (a) The purchase price per share of Common Stock deliverable upon the exercise of an Option shall be determined by the Board of Directors; provided, however, that the exercise price shall not be less than 100% of
     --------  -------
     the fair market value of such Common Stock on the day the Option is granted (except as modified in Section 6.6(b) hereof in the case of an Incentive Stock Option ).

            (b) Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such Options,
     (ii) shares of Common Stock of the Company owned by the Participant having a fair market value equal in amount to the exercise price of the Options being exercised, or (iii) any combination of (i) and (ii). The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an Option shall be determined by the Board of Directors. The Board of Directors may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Board of Directors, and to use the proceeds from such sale as payment of the purchase price of such shares.

            (c) If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted (the "Determination Date") and shall mean (i) the average (on the Determination Date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if such Common Stock is then traded on a national securities exchange; (ii) the last reported sale price (on the Determination Date) of the Common Stock on The Nasdaq Stock Market if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on the Determination Date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on The Nasdaq Stock Market. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Board of Directors after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

            (d) The maximum number of shares with respect to which Options or SARs may be granted to any employee, including any cancellations or repricings which may occur, shall be limited to 50,000 shares in any calendar year.

     6.2    DURATION OF OPTIONS AND SARS.
            ----------------------------

     Subject to Section 6.6(b) hereof, each Option and SAR and all rights thereunder shall be expressed to expire on such date as the Board of Directors may determine, but in no event later than ten years from the day on which the Option or SAR is granted and shall be subject to earlier termination as provided herein.

     6.3  EXERCISE OF OPTIONS AND SARS.
          ----------------------------

          (a) Subject to Section 6.6(b) hereof, each Option and SAR granted under the Plan shall be exercisable at such time or times and during such period as shall be set forth in the instrument evidencing such Option or SAR. To the extent that an Option or SAR is not exercised by a Participant when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be for less than ten (10) full shares of Common Stock (or its equivalent).

          (b) The Board of Directors shall have the right to accelerate the date of exercise of any installments of any Option or SAR; provided that the Board of Directors shall not accelerate the exercise date of any installment of any Option granted to a Participant as an Incentive Stock Option (and not previously converted into a Non-Qualified Option pursuant to Section 6.7) if such acceleration would violate the annual vesting limitation contained in Section 422(d)(1) of the Code, which provides generally that the aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options granted to any Participant are exercisable for the first time by such Participant during any calendar year (under all plans of the Company and any Related Corporations) shall not exceed $100,000.

     6.4  NONTRANSFERABILITY OF OPTIONS AND SARS.
          --------------------------------------

     No Option or SAR granted under the Plan shall be assignable or transferable by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, with respect to Non-Qualified Options and SARs, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act ("ERISA") or the rules promulgated thereunder. During the life of the Participant, the Option or SAR shall be exercisable only by him or her. If any Participant should attempt to dispose of or encumber his or her Options or SARs, other than in accordance with the applicable terms of a Non-Qualified Stock Option Agreement or SAR Agreement, his or her interest in such Options or SARs shall terminate.

     6.5  EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH ON OPTIONS AND SARS.
          ----------------------------------------------------------------

          (a) If a Participant ceases to be employed by the Company or a Related Corporation for any reason, including retirement but other than death, any Option or SAR granted to such Participant under the Plan shall immediately terminate; provided, however, that in the case of a Participant who
                --------  -------
     terminates employment as the result of permanent and total disability, normal retirement as defined in the Company's pension plan or early retirement with approval of the Board of Directors, any portion of such Option or SAR which was otherwise exercisable on the date of termination of the Participant's employment may be exercised within a one-year period following the date on which the Participant ceased to be so employed, or within the three-month period following such date in the case of an Incentive Stock Option, but in no event after the expiration of the exercise period. Any such exercise may be made only to the extent of the number of shares subject to the Option or SAR which were purchasable or exercisable on the date of such termination of employment. If the Participant dies during the applicable one-year or three-month period, the Option or SAR shall be exercisable by the Participant's personal representatives, heirs or legatees to the same extent and during the same period that the Participant could have exercised the Option or SAR on the date of his or her death.

          (b) If the Participant dies while an employee of the Company or any Related Corporation, any Option or SAR granted to such Participant under the Plan shall be exercisable by the Participant's personal representatives, heirs or legatees, for the purchase of or exercise relative to that number of shares and to the same extent that the Participant could have exercised the Option or SAR on the date of his or her death. The Option or SAR or any unexercised portion thereof shall terminate unless so exercised prior to the earlier of the expiration of one year from the date of such death or the expiration of the exercise period.

     6.6  DESIGNATION OF INCENTIVE STOCK OPTIONS; LIMITATIONS.
          ---------------------------------------------------

     Options granted under the Plan which are intended to be Incentive Stock Options qualifying under Section 422 of the Code shall be designated as Incentive Stock Options and shall be subject to the following additional terms and conditions:

          (a) Dollar Limitation.  The aggregate fair market value (determined at
              -----------------
     the time the option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time during any calendar year by any person under the Plan (and all other incentive stock option plans of the Company and any Related Corporations) shall not exceed $100,000. In the event that Section 422(d)(1) of the Code is amended to alter the limitation set forth therein so that following such amendment such limitation shall differ from the limitation set forth in this Section 6.6(a), the limitation of this Section 6.6(a) shall be automatically adjusted accordingly.

          (b) 10% Shareholder.  If any Participant to whom an Incentive Stock
              ---------------
     Option is to granted pursuant to the provisions of the Plan is on the date of grant the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporations, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

              (i) The option price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock on the date of grant; and

              (ii) The option exercise period shall not exceed five years from the date of grant.

     In determining whether the 10% threshold has been reached, the stock attribution rules of Section 424(d) of the Code shall apply.

          (c) Except as modified by the preceding provisions of this Section 6.6, all of the provisions of the Plan shall be applicable to Incentive Stock Options granted hereunder.

     6.7  CONVERSION OF INCENTIVE STOCK OPTIONS INTO NON-QUALIFIED OPTIONS;
          -----------------------------------------------------------------
          TERMINATION OF INCENTIVE STOCK OPTIONS.
          --------------------------------------

     The Board of Directors, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's Incentive Stock Options (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the Participant is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Board of Directors (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Board of Directors in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's Incentive Stock Options converted into Non-Qualified Options, and no such conversion shall occur until and unless the Board of Directors takes appropriate action. The Board of Directors, with the consent of the Participant, may also terminate any portion of any Incentive Stock Option that has not been exercised at the time of such termination.

     6.8  STOCK APPRECIATION RIGHTS.
          -------------------------

     An SAR is the right to receive, without payment, an amount equal to the excess, if any, of the fair market value of a share of Common Stock on the date of exercise over the grant price, which amount will be multiplied by the number of shares with respect to which the SARs shall have been exercised. The grant of SARs under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Board of Directors shall deem desirable:

          (a) Grant. SARs may be granted in tandem with, in addition to or completely independent of any Plan Benefit.

          (b) Grant Price. The grant price of an SAR may be the fair market value of a share of Common Stock on the date of grant or such other price as the Board of Directors may determine.

          (c) Exercise. An SAR may be exercised by a Participant in accordance with procedures established by the Board of Directors or as otherwise provided in any agreement evidencing any SARs. The Board of Directors may provide that an SAR shall be automatically exercised on one or more specified dates.

            (d) Form of Payment. Payment upon exercise of an SAR may be made in cash, in shares of Common Stock or any combination thereof, as the Board of Directors shall determine, provided, however, that any SAR exercised upon or subsequent to the occurrence of a Change in Control (as defined in Section 12(b) hereof) shall be paid in cash.

            (e) Fair Market Value. Fair market value shall be determined in accordance with Section 6.1(c) with the "Determination Date" being determined by reference to the date of grant or the date of exercise of an SAR, as applicable.

     6.9    RIGHTS AS A SHAREHOLDER.
            -----------------------

     The holder of an Option or SAR shall have no rights as a shareholder with respect to any shares covered by the Option or SAR until the date of issue of a stock certificate to him or her for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     6.10   SPECIAL PROVISIONS APPLICABLE TO NON-QUALIFIED OPTIONS AND SARS
            ----------------------------------------------------------------
            GRANTED TO COVERED EMPLOYEES.
            ----------------------------

     In order for the full value of Non-Qualified Options or SARs granted to Covered Employees to be deductible by the Company for federal income tax purposes, the Company may intend for such Non-Qualified Options or SARs to be treated as "qualified performance-based compensation" as described in Treas. Reg. (S)1.162-27(e) (or any successor regulation). In such case, Non-Qualified Options or SARs granted to Covered Employees shall be subject to the following additional requirements:

            (a) such options and rights shall be granted only by the Board of Directors; and

            (b) the exercise price of such Options and the grant price of such SARs granted shall in no event be less than the fair market value of the Common Stock as of the date of grant of such Options or SARs.


SECTION 7.  SPECIAL PROVISIONS APPLICABLE TO AWARDS.
            ---------------------------------------

     7.1    GRANTS OF AWARDS.
            ----------------

     The Board of Directors may grant a Participant an Award subject to such terms and conditions as the Board of Directors deems appropriate, including, without limitation: restrictions on the pledging, sale, assignment, transfer or other disposition of such shares; the requirement that the Participant forfeit all or a portion of such shares back to the Company upon voluntary or other termination (for any reason other than death, permanent and total disability, normal retirement as defined in the Company's pension plan or early retirement with the approval of the Board); and provisions disallowing a Participant receiving an Award from making, in connection with such Award, the election permitted under Section 83(b) of the Code.

     7.2  CONDITIONS.
          ----------

     Approvals of Awards may be subject to the following conditions:

          (a) Each Participant receiving an Award shall enter into an agreement (a "Stock Restriction Agreement") with the Company, if required by the Board of Directors, in a form specified by the Board of Directors agreeing to such terms and conditions of the Award as the Board of Directors deems appropriate.

          (b) The Board of Directors may determine that the Company will not issue certificates for shares until the restrictions on such shares have lapsed.

          (c) Shares issued and transferred to a Participant pursuant to an Award may, if required by the Board of Directors, be deposited with the Treasurer or other officer of the Company designated by the Board of Directors to be held until the lapse of the restrictions upon such shares, and each Participant shall execute and deliver to the Company stock powers enabling the Company to exercise its rights hereunder.

          (d) Certificates for shares issued pursuant to an Award shall, if the Company shall deem it advisable, bear a legend to the effect that they are issued subject to specified restrictions.

          (e) Certificates representing the shares issued pursuant to an Award shall be registered in the name of the Participant and shall be owned by such Participant. Such Participant shall be the holder of record of such shares for all purposes, including voting and receipt of dividends paid with respect to such shares.

     7.3  NONTRANSFERABILITY.
          ------------------

     Shares issued pursuant to an Award may not be sold, assigned, transferred, alienated, commuted, anticipated, or otherwise disposed of (except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA or the rules promulgated thereunder), or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation, or be otherwise encumbered, and are not subject to attachment, garnishment, execution or other legal or equitable process, prior to the lapse of restrictions on such shares, and any attempt at action in contravention of this Section shall be null and void. If any Participant should attempt to dispose of or encumber his or her shares issued pursuant to an Award prior to the lapse of the restrictions imposed on such shares, his or her interest in such shares awarded to him or her shall terminate.

     7.4  EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH ON AWARDS.
          ------------------------------------------------------

     If, prior to the lapse of restrictions applicable to Awards, the Participant ceases to be an employee of the Company or the Related Corporations for any reason other than death, permanent and total disability, normal retirement or early retirement with the approval of the Board of Directors, Awards to such Participant, as to which restrictions have not lapsed, shall be forfeited to the Company, effective on the date of the Participant's termination of employment. The Board of Directors shall have the sole power to decide in each case whether leaves of absence shall be deemed a termination of employment.


SECTION 8.  SPECIAL PROVISIONS APPLICABLE TO ANNUAL INCENTIVE AWARDS.
            --------------------------------------------------------

     8.1  FORM OF ANNUAL INCENTIVE AWARDS.
          -------------------------------

     Effective with the fiscal year ending September 30, 1998, Annual Incentive Awards may be granted to eligible Participants based on performance against predetermined goals for a fiscal year of the Company. The Annual Incentive Awards shall be calculated and be payable in cash, less applicable withholding and FICA; provided, however, that Participants may elect to have all or part of Annual Incentive Awards paid in restricted shares of Common Stock. The portion of an Annual Incentive Award paid in restricted shares of Common Stock shall be an Award within the meaning of, and shall comply with, Section 7 of the Plan, as modified by this Section 8 and other provisions of the Plan applicable to Awards.

     8.2  ELIGIBILITY.
          -----------

     A Participant must be in a position eligible for participation for a period of six months or more during the fiscal year. Any Annual Incentive Award to a Participant who has been in an eligible position for at least six months, but less than the entire fiscal year, shall be prorated based on the actual number of days that the Participant was in such eligible position.

     8.3  MAXIMUM ANNUAL INCENTIVE AWARD.
          ------------------------------

     For each fiscal year, the Board of Directors will determine the maximum Annual Incentive Award for each Participant or class of Participants, expressed as a percentage of salary range midpoints in effect at the beginning of that fiscal year; provided that any Participant whose salary exceeds the salary range midpoint on October 1, 1997 or on the date the individual becomes a Participant will have the Annual Incentive Award calculated on the basis of such salary amount until such time as the salary range midpoint exceeds the Participant's salary.

     8.4  INCENTIVE POOL.
          --------------

     The Annual Incentive Award Pool available for distribution to all Participants shall be the sum of the products of the maximum Annual Incentive Award percentages times the applicable salary or salary range midpoints of the Participants, as adjusted retrospectively by the Board of Directors to reflect actual profits for the fiscal year.

     8.5  PERFORMANCE MEASURES.
          --------------------

     The Board of Directors shall approve performance measures for each fiscal year for the purpose of determining the percentage of the maximum Annual Incentive Award to which each Participant or class of Participants is entitled. The Board of Directors may also determine the relative weights to be given to corporate and individual goals.

     8.6  ELECTION FOR STOCK.
          ------------------

     At the election of a Participant, all or part of the Annual Incentive Award shall be an Award of Common Stock for that number of shares determined by dividing the cash award by the per share price of the Common Stock, based on the reported close price of the Common Stock on the New York Stock Exchange on the last day of the fiscal year to which the Annual Incentive Award relates, or if such information is not available as of such date, as of the first business day prior to such date on which the Common Stock was traded. A Participant electing to receive payment of all or part of an Annual Incentive Award in stock must submit a written election form to the Company prior to the beginning of the fiscal year to which such Annual Incentive Award relates; provided, however, that with respect to the Company's 1998 fiscal year, such election will be valid if it is made within 60 days after the beginning of the 1998 fiscal year.

     8.7  COMPANY TAX CONTRIBUTION.
          ------------------------

     With respect to the portion of an Annual Incentive Award payable in restricted Common Stock, the Company agrees that, upon the lapsing of the restrictions on any such Common Stock, it will make a cash payment to the Participant in an amount equal to 20% of the value of such shares on the date such restrictions lapse, which amount represents a Company contribution toward any taxes otherwise due and owing by the Participant by virtue of the lapsing of the restrictions on the Common Stock. For purposes of this Section 8.7, the value of the shares on the date the restrictions are lifted shall be the fair market value of the Common Stock on such date determined in accordance with
Section 6.1(c) or, if the information is not available as of such date, as of the first business day prior to the date the restrictions lapse on which the Common Stock was traded.

     8.8  FRACTIONAL SHARES.
          -----------------

     No fractional shares of Common Stock shall be issued or delivered pursuant to any Annual Incentive Award. The Board of Directors shall determine whether cash shall be paid in lieu of such fractional shares or whether any rights thereto shall be forfeited or otherwise eliminated.

     8.9  DEFERRAL OF AWARD.
          -----------------

     If permitted by the Board of Directors, a Participant may elect to defer payment of all or part of an Annual Incentive Award. Deferral of Annual Incentive Awards shall be governed by such terms and conditions as the Board of Directors shall authorize.

     8.10 TERMINATION OF EMPLOYMENT.
          -------------------------

     If a Participant's employment is terminated prior to payment of an Annual Incentive Award, except for death, Disability, normal retirement (as defined in the Company's pension plan) or early retirement with the permission of the Board, the Annual Incentive Award shall be canceled. For purposes of this
Section 8, Disability shall mean the inability of a Participant, as determined by the Board of Director, substantially to perform such Participant's regular duties and responsibilities due to a medically determinable physical or mental illness that has lasted (or can reasonably be expected to last) for a period of six (6) months or longer.


SECTION 9.  SPECIAL PROVISIONS APPLICABLE TO LONG-TERM INCENTIVE AWARDS.
            -----------------------------------------------------------

     9.1  FORMS OF LONG-TERM INCENTIVE AWARDS.
          -----------------------------------

     Effective October 1, 1997, Long-Term Incentive Awards may be granted to eligible Participants at the close of each Performance Cycle based on the Company's performance against predetermined Performance Goals for the Performance Cycle. Long-Term Incentive Awards shall be calculated in cash and be payable one-half in unrestricted shares of Common Stock, less applicable withholding and FICA, and one-half in restricted shares of Common Stock. A Long-Term Incentive Award shall be an Award within the meaning of, and shall comply with, Section 7 of the Plan, as modified by this Section 9 and other provisions of the Plan applicable to Awards.

     9.2  ELIGIBILITY.
          -----------

     Participation in the Plan with respect to a Performance Cycle will be limited to members of the Covered Group. The Covered Group for each Performance Cycle shall be determined independently from any prior Performance Cycle.

     9.3  LONG-TERM INCENTIVE AWARD LEVELS.
          --------------------------------

          (a) At the start of each Performance Cycle, the Chief Executive Officer of the Company will recommend, for approval by the Board of Directors, one or more specific Performance Goals for such Performance Cycle for each Participant Group and the relative weights of each Performance Goal (such weights to total 100%).

          (b) The business criteria to be used for purposes of establishing Performance Goals for Long-Term Incentive Awards shall be selected from among the following alternatives, each of which may be based on absolute standards or peer industry group comparatives and may be applied at various organizational levels (e.g., corporate, business unit, division): (i) total shareholder return; (ii) stock price increase;
     (iii) dividend payout as percentage of net income; (iv) return on equity;
     (v) return on capital; (vi) cash flow; (vii) economic value added; (viii) market share; (ix) customer/employee satisfaction as measured by survey instruments; (x) earnings per share; (xi) revenue; (xii) workplace diversity; (xiii) safety; (xiv) personal performance; (xv) productivity measures; (xvi) diversification of business opportunities; (xvii) price to earnings ratio; (xviii) expense ratios; (xix) total expenditures; (xx) completion of key projects and (xxi) profit margin.

          (c) At the start of each Performance Cycle, the Chief Executive Officer of the Company will recommend, for approval by the Board of Directors, with respect to each Performance Goal, the actual performance results necessary to achieve the Threshold, Target and Maximum Performance Levels.

          (d) The Board of Directors may, in its sole discretion, modify Performance Goals or the formula for applying such Performance Goals during a Performance Cycle; provided, however, that any amendment of the performance goals or formula will be made in good faith and in response to unforeseen circumstances or significantly changed conditions; and provided, further, that in no case may the Board of Directors adopt any such modification that would increase a Long-Term Incentive Award otherwise payable to a Covered Employee.

          (e) A Participant's Award for any Performance Cycle with respect to each Performance Goal applicable to that Participant shall be (i) the Salary Range Midpoint applicable to the Participant at the start of the Performance Cycle, (ii) multiplied by the relative weight of such Performance Goal, (iii) with the product of (i) and (ii) multiplied by the applicable percentage interpolated from those set forth in the applicable table below, depending upon the Participant's Job Level and the actual Performance Level of each of the Participant's Performance Goals in relation to the Threshold, Target and Maximum Performance Levels. The maximum amount of any Long-Term Incentive Award payable to a Participant for any Performance Cycle shall not exceed $400,000. The Board of Directors will certify in writing whether and the extent to which each Participant has satisfied the Performance Goals for the Performance Cycle. No Long-Term Incentive Award shall be paid with respect to a particular Performance Goal unless the Threshold Performance Level has been achieved with respect to that Performance Goal.

=========================================================================================================
                                           Percentage of Salary Range Midpoint
=========================================================================================================
Job Level                             Below Threshold     Threshold         Target            Maximum
=========================================================================================================
 .  Chief Executive Officer            0%                  25%               50%               100%
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
 .  Executive Vice President           0%                  20%               40%                80%
---------------------------------------------------------------------------------------------------------
 .  Vice President                     0%                  15%               30%                60%
---------------------------------------------------------------------------------------------------------
 .  Other Officers and Key             0%                  10%               20%                40%
   Employees
---------------------------------------------------------------------------------------------------------

          To the extent a Participant changes Job Levels and/or Participant Groups during a Performance Cycle, the Board of Directors shall determine the methodology for calculating the Participant's Long-Term Incentive Award for such Performance Cycle.

     9.4  PAYMENT OF LONG-TERM INCENTIVE AWARDS.
          -------------------------------------

          (a) Long-Term Incentive Awards will be paid within 60 days following the Payment Date.

          (b) Long-Term Incentive Awards shall be calculated in cash, but shall be paid to Participants in shares of Common Stock based on the reported close price of the Common Stock on the New York Stock Exchange on the Payment Date, or if such information is not available as of the Payment Date, as of the first business day prior to the Payment Date on which the Common Stock was traded. Fifty percent of the Long-Term Incentive Award, less applicable withholding and FICA taxes, shall be issued in unrestricted Common Stock. Fifty percent of the Long-Term Incentive Award shall be issued as an Award of restricted stock pursuant to Section 7.

          (c) No fractional shares of Common Stock shall be issued or delivered pursuant to any Long-Term Incentive Award. The Board of Directors shall determine whether cash shall be paid in lieu of such fractional shares or whether any rights thereto shall be forfeited or otherwise eliminated.

          (d) If permitted by the Board of Directors, a Participant may elect to defer payment of all or part of the Long-Term Incentive Award attributable to a Performance Cycle. Deferral of awards shall be governed by such terms and conditions as the Board of Directors shall authorize.

     9.5  PARTICIPATION FOR A PORTION OF A PERFORMANCE CYCLE.
          --------------------------------------------------

          (a) If an individual becomes a Participant during a Performance Cycle, but not later than the first day of the third Performance Year of the Performance Cycle, the

     Participant shall be entitled to earn a pro rata Long-Term Incentive Award for such Performance Cycle. The pro rata Long-Term Incentive Award shall be determined by multiplying the Long-Term Incentive Award otherwise payable by a fraction, the numerator of which is the number of whole months of participation completed during such Performance Cycle, and the denominator of which is the number of months in such Performance Cycle. This provision may apply to more than one Performance Cycle.

          (b) If a Participant is employed and is a member of the Covered Group upon the completion of a Performance Cycle, the Participant's Long-Term Incentive Award, if any, for that Performance Cycle shall become vested, and thereafter shall only be forfeited for Cause. If, prior to the end of a Performance Cycle, a Participant ceases employment with the Company or is transferred or assigned to a position outside of the Covered Group, no Long-Term Incentive Award shall be payable to such Participant with respect to that Performance Cycle. Notwithstanding the above, if employment ceases during the last Performance Year of a Performance Cycle as a result of the Participant's Disability, death, reaching a Retirement Date under the Qualified Retirement Plan or early retirement with the consent of the Board of Directors, a pro rata Long-Term Incentive Award otherwise earned by such Participant shall be payable. The pro rata Long-Term Incentive Award shall be determined by multiplying the Long-Term Incentive Award otherwise payable by a fraction, the numerator of which is the number of whole months of participation completed during such Performance Cycle, and the denominator of which is the number of months in such Performance Cycle. In the event of the Participant's death, any such pro rata Long-Term Incentive Award shall be paid to the Participant's Beneficiary. Any such pro rata Long-Term Incentive Award may be forfeited for Cause.

          (c) In the event of termination of this Section 9 or the Plan, the Company shall be obligated to pay: (i) the Long-Term Incentive Award to which each Participant would have been otherwise entitled for a Performance Cycle completed before the date on which such termination occurs, and (ii) a pro rata Long-Term Incentive Award earned by Participants for the Performance Cycle next ending after the date on which such termination occurs, determined by multiplying the Long-Term Incentive Award otherwise payable by a fraction, the numerator of which is the number of whole months of employment completed prior to the applicable event during such Performance Cycle, and the denominator of which is the number of months in such Performance Cycle; provided, however, that if the Board of Directors is unable to differentiate performance as of the date on which such termination occurs, it will defer to Target Performance Levels for purposes of calculating Long-Term Incentive Awards. No Long-Term Incentive Award shall be payable for any subsequent Performance Cycle. No amendment shall result in any Participant receiving less than the amounts due in accordance with the preceding sentence if termination had occurred on the date of that amendment. Except for the foregoing, the Company shall have no further obligations under this Section 9 or the Plan.

     9.6  DEFINITIONS APPLICABLE TO SECTION 9.
          -----------------------------------

          (a) BENEFICIARY.  The person, trustee or other entity designated by
              -----------
     the Participant,
     on a form established by the Company, to receive a benefit hereunder in the case of the Participant's death. In the event that no Beneficiary has been so named, or no named Beneficiary is living, the Participant's estate shall be the Beneficiary.

          (b) CAUSE.  A determination by the Company that the Participant has
              -----
     engaged in activity in her or his dealings with the Company which, if proved in a criminal proceeding, could result in the Participant's conviction for a felony, or that is (i) grossly negligent or intentional and (ii) results in material harm to Company.

          (c) COVERED GROUP.  The officers and selected key executives of the
              -------------
     Company who are approved by the Board of Directors for participation in the Plan with respect to a particular Performance Cycle.

          (d) DISABILITY.  The inability of a Participant, as determined by the
              ----------
     Board of Directors, substantially to perform such Participant's regular duties and responsibilities due to a medically determinable physical or mental illness that has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months or longer.

          (e) JOB LEVEL.  Each Participant's position shall be categorized in
              ---------
     one of the following Job Levels: Chief Executive Officer; Executive Vice President; Vice President; Other Officer or Key Employee. Jobs Levels shall be a determining factor in calculating the magnitude of a Participant's Long-Term Incentive Award.

          (f) LONG-TERM INCENTIVE AWARD.  An Award granted to a Participant
              -------------------------
     under this Section 9.

          (g) PARTICIPANT.  A member of the Covered Group.
              -----------

          (h) PARTICIPANT GROUP.  One or more Participants who are subject to
              -----------------
     the same Performance Goals.

          (i) PAYMENT DATE.  The last date of the Performance Cycle.  Because
              ------------
     Performance Cycles overlap by one year, Payment Dates occur every two years.

          (j) PERFORMANCE CYCLE.  The period of three consecutive Performance
              -----------------
     Years which precedes the year in which a Long-Term Incentive Award is paid. The first Performance Cycle begins October 1, 1997. Each subsequent Performance Cycle will begin at a two year interval from the commencement of the previous Performance Cycle.

          (k) PERFORMANCE GOAL.  A goal established for a Participant Group with
              ----------------
     respect to a particular Performance Cycle, as described in Section 9.6(j).

          (l) PERFORMANCE LEVEL.  A measure of the achievement of a Performance
              -----------------
     Goal. For each Performance Goal, a Threshold, Target and Maximum Performance Level shall be designated. At the end of a Performance Cycle, an actual Performance Level shall be determined by the Board of Directors through interpolation of the designated Performance Levels.

          (m) PERFORMANCE YEAR.  A twelve consecutive month period within a
              ----------------
     Performance Cycle, which begins on October 1 and ends on September 30.

          (n) QUALIFIED RETIREMENT PLAN.  The Yankee Energy System, Inc.
              -------------------------
     Retirement Plan or the Yankee Energy System, Inc. 401(k) Employee Stock Ownership Plan.

          (o) SALARY RANGE MIDPOINT.  An amount announced by the Board of
              ---------------------
     Directors at the start of each Performance Cycle with respect to each Job Level within the Covered Group.

SECTION 10.  REQUIREMENTS OF LAW.
             -------------------

     10.1 VIOLATIONS OF LAW.
          -----------------

     No shares shall be issued and delivered upon exercise of any Option or the making of any Award or the payment of any SAR unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1933, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with. Each Participant may, by accepting Plan Benefits, be required to represent and agree in writing, for himself or herself and for his or her transferees by will or the laws of descent and distribution, that the stock acquired by him, her or them is being acquired for investment. The requirement for any such representation may be waived at any time by the Board of Directors.

     10.2 COMPLIANCE WITH RULE 16B-3.
          --------------------------

     The intent of this Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board of Directors and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board of Directors may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

SECTION 11.  RECAPITALIZATION.
             ----------------

     In the event that dividends are payable in Common Stock of the Company or in the event there are splits, sub-divisions or combinations of shares of Common Stock of the Company, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any Option previously granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price, the number of shares subject to Awards as to which restrictions have not lapsed shall be increased or decreased proportionately, as the case may be, and the number of shares to which granted SARs relate shall be increased or decreased proportionately, as the case may be, and the grant price of such SARs shall be decreased or increased proportionately, as the case may be.

SECTION 12.  CHANGE IN CONTROL AND REORGANIZATION.
             ------------------------------------

          (a) For purposes of this Plan, a Change in Control shall mean (i) the acquisition by a third person, including a "person" as defined in Section 13(d)(3) of the Exchange Act, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of the directors of the Company; or (ii) as the result of, or in connection with, any tender or exchange offer, merger, consolidation or other business combination, sale of assets or one or more contested elections, or any combination of the foregoing transactions, the persons who were directors of the Company shall cease to constitute a majority of the Board of the Company. In the event of a Change of Control of the Company, except as the Board of Directors may expressly provide otherwise, all restrictions and conditions applicable to Awards then outstanding shall be deemed satisfied as of the date of the Change of Control and all Options awarded at least six (6) months prior to the Change of Control shall be exercisable as of such date. Any SAR exercised upon or subsequent to the occurrence of a Change in Control shall be paid in cash.

          (b) In the case of any tender or exchange offer, merger, consolidation or other business combination or sale of all or substantially all of the assets of the Company, which does not constitute a Change in Control, or in the case of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder shall, as to outstanding Plan Benefits, (i) make appropriate provision for the protection of any such outstanding Plan Benefits by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of Common Stock of the Company; provided only that the excess of the aggregate fair market value of the shares subject to the Plan Benefits immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such Plan Benefits immediately before such substitution over the purchase price thereof, (ii) upon written notice to the Participants, provide that all unexercised Plan Benefits must be exercised within a specified number of days of the date of such notice or such Plan Benefits will be terminated, or (iii) upon written notice to the Participants, provide that the Company or the merged, consolidated or otherwise reorganized corporation shall have the right, upon the effective date of any such merger, consolidation, sale of assets or reorganization, to purchase all Plan Benefits held by each Participant and unexercised as of that date at an amount equal to the aggregate fair market value on such date of the shares subject to the Plan Benefits held by such Participant over the aggregate purchase or grant price therefor, such amount to be paid in cash or, if stock of the merged, consolidated or otherwise reorganized corporation is issuable in respect of the shares of the Common Stock of the Company, then, in the discretion of the Board of Directors, in stock of such merged, consolidated or otherwise reorganized corporation equal in fair market value to the aforesaid amount. In any such case the Board of Directors shall, in good faith, determine fair market value and may, in its discretion, advance the lapse of any waiting or installment periods and exercise dates.

SECTION 13.  NO SPECIAL EMPLOYMENT RIGHTS.
             ----------------------------

     Nothing contained in the Plan or in any Plan Benefit documentation shall confer upon any Participant receiving a grant of any Plan Benefit any right with respect to the continuation of his or her employment by the Company (or any Related Corporation) or interfere in any way with the right of the Company (or any Related Corporation), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of any Plan Benefit. Whether an authorized leave of absence or absence in military or government service shall constitute termination of employment shall be determined by the Board of Directors in accordance with applicable law.

SECTION 14.  AMENDMENT OF THE PLAN.
             ---------------------

     The Board of Directors may at any time and from time to time suspend or terminate all or any portion of the Plan or modify or amend the Plan in any respect. The termination or any modification or amendment of the Plan shall not, without the consent of an recipient of any Plan Benefit, affect his or her rights under any Plan Benefit previously granted. With the consent of the affected Participant, the Board of Directors may amend outstanding agreements relating to any Plan Benefit in a manner not inconsistent with the Plan. The Board of Directors hereby reserves the right to amend or modify the terms and provisions of the Plan and of any outstanding Options to the extent necessary to qualify any or all Options under the Plan for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, provided, however, that the consent of a Participant is required if such amendment or modification would cause unfavorable income tax treatment for such Participant.

SECTION 15.  WITHHOLDING.
             -----------

     The Company's obligation to deliver shares of stock upon the exercise of any Option or SAR or the granting of an Award and to make payment upon exercise of any SAR shall be subject to the satisfaction by the Participant of all applicable federal, state and local income and employment tax withholding requirements.

SECTION 16.  EFFECTIVE DATE AND DURATION OF THE PLAN.
             ---------------------------------------

     16.1    EFFECTIVE DATE.
             --------------

     The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within 12 months after the date of the Board's adoption of the Plan, then any Incentive Stock Options previously granted under the Plan shall terminate and no further Incentive Stock Options shall be granted. Subject to such limitation, Options, SARs and Awards may be granted under the Plan at any time after the effective date and before the date fixed herein for termination of the Plan.

     16.2    DURATION.
             --------

     Unless sooner terminated in accordance with Section 12 hereof, the Plan shall terminate upon the earlier of (i) the tenth anniversary of the date of its adoption by the Board of Directors or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to any Awards or the exercise or cancellation of Options and SARs granted hereunder.
If the date of termination is determined under (i) above, then Plan Benefits outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Plan Benefits.

SECTION 17.  GOVERNING LAW.
             -------------

     The Plan and all actions taken thereunder shall be governed by the laws of the State of Connecticut.